Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

ARTICLE I

OFFICES

Section 1.1                                      Registered Office. The registered office of Talecris Biotherapeutics Holdings Corp. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2                                      Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1                                      Meetings of Stockholders. All meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2.2                                      Annual Stockholders’ Meeting. The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

Section 2.3                                      Special Meeting of Stockholders. Until the 30% Trigger Date (as defined in the Corporation’s Certificate of Incorporation) special meetings of the stockholders of the Corporation may be called by (i) the Chairman, or (ii) the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors, or (iii) any Controlling Stockholder (as defined in the Corporation’s Certificate of Incorporation) who, together with its affiliates, owns more than 30% of the outstanding shares of common stock of the Corporation, or any director who is employed by such a Controlling Stockholder. From and after the 30% Trigger Date, special meetings of the stockholders may be called at any time by (a) the Chairman or (b) the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice to stockholders.

Section 2.4                                      Quorum. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum, and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 2.5                                      Vote Required for Stockholder Action. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Delaware General Corporation Law (the

“DGCL”), or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.6                                      Proxies. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Unless provided otherwise in the Certificate of Incorporation or the Certificate of Designations for any class or series of preferred stock of the Corporation, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Section 2.8 hereof. If the Certificate of Incorporation or such Certificate of Designations provides for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

Section 2.7                                      Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of any such meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 2.8                                      Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to any other action requiring a record date, including, but not limited to, the determination of stockholders entitled to receive payment of any dividend. If no record date is fixed by the Board of Directors, then the record date shall be as provided by applicable law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.9                                      List of Stockholders Entitled to Vote. The Secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled by this Section 2.9 to examine the list required by this Section 2.9 or to vote in person or by proxy at any meeting of stockholders.

Section 2.10                                Nomination of Directors.

(a)                                  Except for any directors elected in accordance with Section 3.4 hereof by the Board of Directors to fill a vacancy or newly created directorships, and subject to Article IX of the Certificate of Incorporation, only persons who are nominated in accordance with the procedures in this Section 2.10 shall be eligible for election as directors. Nomination for election to the Board of Directors of the Corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation who (x) complies with the notice procedures set forth in Section 2.10(b) and (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting.

(b)                                 To be timely, a stockholder’s notice must be received in writing by the Corporation’s Secretary at the principal executive offices of the Corporation as follows: (i) in the case of an election of directors at an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting in any year is changed by more than thirty (30) days from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such special meeting and (y) the tenth (10th) day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation’s books, of such stockholder and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the

Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

(c) The chairman of any meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the provisions of this Section 2.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 2.10).

(d) Except as otherwise required by law, nothing in this Section 2.10 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.

(e) Notwithstanding the foregoing provisions of this Section 2.10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(f) For purposes of this Section 2.10, “public disclosure” shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 2.11                                Notice of Business at Annual Meetings.

(a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the Corporation, the procedures in Section 2.10 must be complied with; and (ii) if such business relates to any other matter, the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures set forth in Section 2.11(b) and (y) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting.

(b) To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting in any year is changed by more than thirty (30) days from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

The stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation’ s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of stock of the Corporation which are owned, of record and beneficially, by the stockholder and beneficial owner, if any; (iv) a description of all arrangements or understandings between such stockholder or such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder or such beneficial owner, if any, in such business; (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures set forth in this Section 2.11; provided that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 2.11.

(c) The chairman of any meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 2.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 2.11), and if the chairman should so determine, the chairman shall so declare to the meeting and such business shall not be brought before the meeting.

(d) Notwithstanding the foregoing provisions of this Section 2.11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(e) For purposes of this Section 2.11, “public disclosure” shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 2.12                                Conduct of Meetings.

(a) Meetings of stockholders shall be presided over by the Chairman, if any, or in the Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence by the President (if the President shall be a different individual than the Chief Executive Officer), or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) The Board of Directors of the Corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c) The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. If no announcement is made, the polls shall be deemed to have opened when the meeting is convened and closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(d) In advance of any meeting of stockholders, the Board of Directors, the Chairman or the Chief Executive Officer shall appoint one or more inspectors or election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

ARTICLE III

DIRECTORS

Section 3.1                                      Number; Classes; Qualification. The Board of Directors shall consist of no less than three (3) and no more than fifteen (15) members. The total number of authorized directors shall be fixed from time to time within such range by a duly adopted resolution of the Board of Directors (subject to change by the stockholders in accordance with Article V of the Certificate of Incorporation). The Board of Directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of authorized directors. Directors need not be stockholders of the Corporation.

Section 3.2                                      Initial Terms; Subsequent Terms.

(a)                                  The initial term of office of directors of:

(i) Class I shall expire at the annual meeting of stockholders held in 2008;

(ii) Class II shall expire at the annual meeting of stockholders held in 2009; and

(iii) Class III shall expire at the annual meeting of stockholders held in 2010.

(b)                                 Each subsequent term of office of each class shall expire at each third succeeding annual meeting of stockholders after the election of the directors of such class. Subject to the provisions of the Certificate of Incorporation, each director shall serve until his or her successor is elected and qualified or until his or her earlier resignation or removal. Prior to the 50% Trigger Date (as defined in the Certificate of Incorporation), to the extent the total number of authorized directors is decreased, the Designated Controlling Stockholders may, to the extent necessary, remove such number of incumbent directors as may be necessary to reduce the total number of directors to the authorized number. From and after the 50% Trigger Date, no decrease in the total number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.3                                      Chairman. The Board shall elect from its members a Chairman, which Chairman shall preside at all meetings of the stockholders and the directors. The Chairman shall serve in such capacity until his or her successor is elected by the Board or until his or her earlier resignation or removal from the Board. He or she shall also perform such other duties the Board may assign to him or her from time to time.

Section 3.4                                      Resignation; Removal; Vacancies. Any director may resign at any time upon written notice to the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery of such written notice to the Corporation. It shall not be necessary for a resignation to be accepted before it becomes effective. Subject to the rights of any holders of any preferred stock of the Corporation then outstanding and the Certificate of Incorporation:

(a) Any director may be removed from office at any time, with cause, but only by the affirmative vote of the holders of at least two-thirds (2/3) of all of the outstanding shares of capital stock of the Corporation entitled to vote for that purpose, except that (1) if the Board of Directors, recommends removal of a director to the stockholders, such removal may be effected by a majority of the outstanding shares of capital stock of the Corporation entitled to vote on the election of directors at a meeting of stockholders called for that purpose and (2) prior to the 50% Trigger Date, any director may be removed from office at any time, with or without cause, by the Designated Controlling Stockholder upon notice to the Board;

(b) except as otherwise required by law, vacancies and newly created directorships resulting from any increase in the total number of authorized directors may be filled (i) prior to the 50% Trigger Date, by the Designated Controlling Stockholder upon notice to the Board; and (ii) from and after the 50% Trigger Date, by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and

(c) any director elected to fill a vacancy not resulting from an increase in the total number of authorized directors shall have the same remaining term as that of his or her predecessor. Any director elected to fill a vacancy resulting from an increase in the total number of authorized directors shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the Class to which such director has been elected expires, and until such director’s respective successor is elected, except in the case of the death, resignation, or removal of such director.

Section 3.5                                      Management of Corporation. The property and business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL, the Certificate of Incorporation, or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.6                                      Location of Meetings; Books and Records. The directors may hold their meetings and have one or more offices, and keep the books and records of the Corporation outside of the State of Delaware.

Section 3.7                                      Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 3.8                                      Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or, prior to the 30% Trigger Date, by any director who is employed by a Controlling Stockholder who, together with its affiliates, owns more than 30% of the outstanding shares of common stock of the Corporation, on forty-eight (48) hours’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors.

Section 3.9                                      Quorum. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum. At any meeting, a director shall have the right to be accompanied by counsel provided that such counsel shall agree to any confidentiality restrictions reasonably imposed by the Corporation.

Section 3.10                                Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.11                                Telephonic Meetings Permitted. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.12                                Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

COMMITTEES

Section 4.1                                      Creation. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Section 4.2                                      Powers. Any such committee, to the extent provided by the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 4.3                                      Committee Rules. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other officers, as it may deem necessary. The Secretary of any committee need not be the Secretary of the Corporation.

Section 4.4                                      Standing Committees. The following committees of the Board of Directors shall be established by the Board of Directors in addition to any other committee the Board of Directors may in its discretion establish: (a) Executive Committee; (b) Audit Committee; (c) Compensation Committee; (d) Nominating Committee; and (e) Compliance, Quality and Public Policy Committee.

Section 4.5                                      Executive Committee. The Executive Committee shall consist of at least three (3) directors. Meetings of the Executive Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two or more members of the Committee so request in writing. The Executive Committee shall have the authority, powers and responsibilities as set forth in the Charter of the Executive Committee.

Section 4.6                                      Audit Committee. The Audit Committee shall consist of at least three (3) directors. The members shall be independent to the extent required by applicable law or the standards of any exchange on which the Corporation’s common stock is listed. Meetings of the Audit Committee may be called at any time by the Chairman or Secretary of the Audit Committee, and shall be called whenever two or more members of the Audit Committee so request in writing. The Audit Committee shall have the authority, powers and responsibilities as set forth in the Charter of the Audit Committee.

Section 4.7                                      Compensation Committee. The Compensation Committee shall consist of at least three (3) directors. The members shall be independent to the extent required by applicable law or the standards of any exchange on which the Corporation’s common stock is listed. Meetings of the Compensation Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two or more members of the Committee so request in writing. The Compensation Committee shall have the authority, powers and responsibilities as set forth in the Charter of the Compensation Committee.

Section 4.8                                      Nominating Committee. The Nominating Committee shall consist of at least three (3) directors. The members shall be independent to the extent required by applicable law or the standards of any exchange on which the Corporation’s common stock is listed. Meetings of the Nominating Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two or more members of the Committee so request in writing. The Nominating Committee shall have the authority, powers and responsibilities as set forth in the Charter of the Nominating Committee.

Section 4.9                                      Compliance, Quality and Public Policy Committee. The Compliance Committee shall consist of at least three (3) directors. Meetings of the Compliance Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two or more members of the Committee so request in writing. The Compliance Committee shall have the authority, powers and responsibilities as set forth in the Charter of the Compliance Committee.

Section 4.10                                Appointment of Committee Members. The Board of Directors shall appoint or shall establish a method of appointing the members of committees established by the

Board of Directors, and the Chairman of each such committee, to serve until the next annual meeting of stockholders.

Section 4.11                                Appointment of Absentee Committee Members. In the absence or disqualification of any member of any committee established by the Board of Directors, the members thereof who are present at any meeting of such committee and are not disqualified from voting, provided they constitute a quorum, may unanimously appoint another director to act at such meeting in the place of such absent or disqualified member provided that such director meets applicable legal standards. In the event that the absence or disqualification of any member of any committee established by the Board of Directors results in any committee having less than a quorum, the Board of Directors may designate another director to replace any absent or disqualified member at any meeting of the committee.

ARTICLE V

OFFICERS

Section 5.1                                      Designations. The officers of this Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer and Secretary. The Corporation may also have, at the discretion of the Board of Directors, such other officers as are desired, including a Treasurer, Controller, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Article 5 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 5.2                                      Election and Term of Office. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

Section 5.3                                      Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5.4                                      Chief Executive Officer. The Chief Executive Officer shall, in the absence of the Chairman, preside at all meetings of the stockholders. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman, the Chief Executive Officer shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the corporation. He or she shall keep the Board appropriately informed of the business and affairs of the Corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

Section 5.5                                      President. Subject to such supervisory powers, if any, as may be given by the Board to the Chief Executive Officer, the President shall have general supervision, direction, and control of the business and other officers of the corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws. If, for any reason, the Corporation does not have a Chairman or Chief Executive Officer, or such officers are unable to act, the President shall assume the duties of those officers.

Section 5.6                                      Chief Operating Officer. The Chief Operating Officer shall supervise the operation of the Corporation, subject to the policies and directions of the Board. He or she shall provide for the proper operation of the Corporation and oversee the internal interrelationship amongst any and all departments of the Corporation. He or she shall submit to the Chief Executive Officer, the President, the Chairman and the Board timely reports on the operations of the Corporation.

Section 5.7                                      Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation. He or she shall provide for the establishment of internal controls and see that adequate audits are currently and regularly made. He or she shall submit to the Chief Executive Officer, the President, the Chief Operating Officer, the Chairman and the Board timely statements of the accounts of the corporation and the financial results of the operations thereof. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board and the Chief Executive Officer. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

Section 5.8                                      Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice

President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

Section 5.9                                      Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. He or she shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 5.10                                Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 5.11                                Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.12                                Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.13                                Controller. The Controller, if one shall be appointed, shall establish and maintain the accounting records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or any Vice President of the Corporation may prescribe. In the absence of a named Controller, the Chief Financial Officer shall also have the powers and duties of the Controller as hereinafter set forth and shall be authorized and empowered to sign as Controller in any case where such officer’s signature is required.

ARTICLE VI

CERTIFICATES OF STOCK

Section 6.1                                      Certificates; Direct Registration System. Shares of the Corporation’s stock may be evidenced by certificates for shares of stock or may be issued in uncertificated form in accordance with the General Corporation Law of the State of Delaware. The Board of Directors may resolve to adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates (a “Direct Registration System”), including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws or stock exchange listing rules. Any Direct Registration System so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

Section 6.2                                      Transfers of Stock; Lost, Stolen or Destroyed Certificates. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to indemnify the Corporation in such manner as it shall require and/or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. Subject to the foregoing, the Board of Directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.

Section 6.3                                      Registered Stockholders. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VII

INDEMNIFICATION

Section 7.1                                      Mandatory Indemnitee. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was (or, to the extent permitted by Delaware law, has agreed to become) a director or officer of the Corporation, or is or was serving (or, to the extent permitted by Delaware law, has agreed to serve) at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity (each of the foregoing, a “Mandatory Indemnitee”).

Section 7.2.                                   Permissive Indemnitee. The Corporation may indemnify any person who:

(a) was or is a party in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by or in the right of the Corporation, by reason of the fact that such person is or was (or, to the extent permitted by Delaware law, has agreed to become) a director or officer of the Corporation or is or was serving (or, to the extent permitted by Delaware law, has agreed to serve) at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, by reason of any action alleged to have been taken or omitted in such capacity; or

(b) was or is a party or is threatened to be made a party in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was serving (or, to the extent permitted by Delaware law, has agreed to become) as an employee or agent of the Corporation, or is or was serving (or, to the extent permitted by Delaware law, has agreed to serve) at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise (each of the foregoing, a “Permissive Indemnitee”).

Section 7.3                                      Indemnity. With respect to Mandatory Indemnitees, the Corporation shall, and with respect to Permissive Indemnitees, the Corporation may, indemnify such persons against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit, or proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor, (a) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the

Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 7.4                                      Successful Defense. To the extent that any Mandatory Indemnitee or Permissive Indemnitee has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 7.1 or 7.2, or in defense of any claim, issue, or matter therein, such person shall (or in the case of Permissive Indemnitees may) be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 7.5                                      Determination That Indemnification Is Proper. A Mandatory Indemnitee shall be presumed to have met the applicable standard of conduct set forth in Section 7.3 entitling him or her to indemnification under Section 7.1 hereof, and, in any proceeding by such Mandatory Indemnitee against the Corporation to enforce such indemnification rights, the Corporation shall have the burden of proving that such Mandatory Indemnitee has not met such standard.

Any indemnification of a Permissive Indemnitee (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.3. Any such determination shall be made, with respect to a person who is a director or officer at the time of such determination:

(a) by the majority vote of the Board of Directors who were not parties to such action, suit, or proceeding even though less than a quorum;

(b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum;

(c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(d) by the stockholders.

Section 7.6                                      Advance Payment of Expenses. Expenses incurred by a Mandatory Indemnitee in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such Mandatory Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses incurred by a Permissive Indemnitee may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation’s legal counsel to represent any Mandatory Indemnitee or Permissive Indemnitee in any action, suit, or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 7.7                                      Survival. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Mandatory Indemnitee or Permissive Indemnitee who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Mandatory Indemnitee or Permissive Indemnitee.

Section 7.8                                      Preservation of Other Rights. The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in any such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Subject to the limitations set forth in Section 7.7, the Corporation may enter into an agreement with any of its directors, officers, employees, or agents, or any person serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including employee benefit plans, providing for indemnification and advancement of expenses, including attorneys’ fees, that may change, enhance, qualify, or limit any right to indemnification or advancement of expenses created by this Article VII.

Section 7.9                                      Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 7.10                                Severability. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Mandatory Indemnitee and may indemnify each Permissive Indemnitee as to costs, charges and expenses (including attorneys’ fees), judgment, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.11                                Subrogation. In the event of payment of indemnification to a Mandatory Indemnitee or Permissive Indemnitee, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation to effectively enforce any such recovery.

Section 7.12                                No Duplication of Payments. The Corporation shall not be liable under this Article VII to make any payment in connection with any claim made against a Mandatory Indemnitee or Permissive Indemnitee to the extent such person has otherwise received payment (under any insurance policy, bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 7.13                                Effect of Amendment. Any amendment, repeal, or modification of any provision of this Article VII shall be prospective only, and shall not adversely affect any right or protection conferred on any person pursuant to this Article VII existing at the time that the events giving rise to the protections conferred pursuant to this Article VII have occurred, regardless of whether the events giving rise to such protections are the subject of any proceeding described in Sections 7.1 or 7.2 or whether any person has sought the protections of this Article VII, prior to any such amendment repeal or modification of this Article VII.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1                                      Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 8.2                                      Reserve for Dividends. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

Section 8.3                                      Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 8.4                                      Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 8.5                                      Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 8.6                                      Notice. Whenever, under the provisions of the DGCL, the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 8.7                                      Waiver of Notice. Whenever any notice is required to be given under the provisions of the DGCL, the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 8.8                                      Annual Report. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 8.9                                      Interested Director or Officer Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IX

AMENDMENTS

Section 9.1                                      Amendment or Repeal by Board of Directors. Except as provided by applicable law, these Bylaws may be amended or repealed, in whole or in part, by a majority vote of the members of the Board of Directors present and voting at any duly convened regular or special meeting of the Board of Directors.

Section 9.2                                      Amendment or Repeal by Stockholders. Prior to the 50% Trigger Date, these Bylaws may be amended or repealed, in whole or in part, by the Designated Controlling Stockholder upon notice to the Board; and thereafter, these Bylaws may be amended or repealed, in whole or in part, by the stockholders of the Corporation by a vote of the majority of the outstanding shares of capital stock of the Corporation entitled to cast a vote thereon at any duly convened annual or special meeting of the stockholders, except for any amendment or repeal, in whole or in part, of Section 3.4(a) of these Bylaws, which Section 3.4(a) may only be amended or repealed, directly or indirectly, in whole or in part, by a vote of the stockholders entitled to cast at least two-thirds (2/3) of the votes which all stockholders are entitled to cast thereon at any annual or special meeting of the stockholders.